EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. MCGUIRE, EARL R. FRANKLIN, MARK HENNESSEY, DAVID M. O’LOUGHLIN or LIZBETH L. WRIGHT his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the “Corporation”), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission for the purpose of registering the Corporation’s Common Shares and/or participation interests issuable or issued in connection with the following employee benefit plans:
Eaton Corporation Incentive Compensation Deferral Plan
giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2006.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 26th day of April, 2006.

Alexander M. Cutler	Richard H. Fearon

Alexander M. Cutler, Chairman	Richard H. Fearon,
and Chief Executive Officer;	Executive Vice President—Chief
President; Principal Executive	Financial and Planning Officer;
Officer; Director	Principal Financial Officer

Billie K. Rawot	Christopher M. Connor

Billie K. Rawot,	Christopher M. Connor
Vice President and Controller;
Principal Accounting Officer
Page 1 of 2 Pages

Michael J. Critelli	Deborah L. McCoy

Michael J. Critelli, Director	Deborah L. McCoy, Director

Ernie Green	Gregory R. Page

Ernie Green, Director	Gregory R. Page, Director

John R. Miller	Gary L. Tooker

John R. Miller, Director	Gary L. Tooker, Director
Page 2 of 2 Pages